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                                                                  Exhibit 4.10


                                  EXCHANGE FORM
                                       OF
                        CIRCLE CREEK AQUACULTURE V, L.P.
                                       FOR
                                  INVESTOR NOTE

         This exchange offer relates to your 10.35% Note(s) ("Investor Note[s]") issued by Circle Creek AquaCulture V, L.P. (The "Partnership") for which AquaPro Corporation, a Tennessee corporation ("AquaPro") is offering to exchange your Investor Note(s) for shares of its 7.0% convertible Series A Preferred Stock (the "Preferred Stock"). Reference is made to the Prospectus dated May 28, 1997 (the "Prospectus") and the Letter of Instructions dated June 30, 1997. This Exchange Form incorporates by reference the representations, warranties, covenants and agreements set forth in the Letter of Instructions. Your Partnership has participated in the Consolidation and AquaPro has assumed the obligations under your Investor Note.

     The undersigned hereby elects to exchange $___________ of principal amount of my Investor Note(s) for shares of the Series A Preferred Stock at the rate of 1.30 shares of Series A Preferred Stock for each $10.00 of unpaid balance of my Investors Note(s).

         By signing this Exchange Form, you hereby covenant and agree (a) to be bound by the terms of the Exchange Offer described in the Prospectus, and (b) to execute and deliver (and you are hereby irrevocably appoint George S. Hastings, Jr. as your attorney-in-fact to execute and deliver on your behalf) such additional documents and instruments as may be reasonably required to consummate the Exchange of your Investor Notes as elected herein. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive your subsequent death, incompetency, dissolution, disability, incapacity, bankruptcy or termination and shall extend to your heirs, successors and assigns. Each person signing this Exchange Form also affirms and makes the other representations, warranties, covenants and agreements set forth in the Letter of Instructions.

         IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN COMPLETING THE EXCHANGE FORM, PLEASE CALL AQUAPRO CORPORATION, THE INFORMATION AGENT, TOLL-FREE AT 1-800-264-3456.

PLEASE DATE, SIGN, AND MAIL THIS EXCHANGE FORM EXACTLY AS YOUR NAME APPEARS ON THE MAILING LABEL, UNLESS YOUR NAME IS PRINTED INCORRECTLY. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.


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                          SIGNATURE                       SIGNATURE


        D                Signature             (Second Signature, if necessary)